AMENDMENT TO OPERATING AGREEMENT

     This Amendment ("Amendment") is made as of February 27, 2004, by and between Charles Schwab & Co., Inc. ("Schwab"), a California corporation, and each registered investment company ("Fund Company") executing this Amendment on its own behalf and on behalf of each of its series or classes of shares ("Funds)") listed on Schedule I hereto, and amends the Operating Agreement between the parties, made as of October 25, 1996, as amended thereafter ("Operating Agreement"). All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Operating Agreement.

         WHEREAS, the parties wish to amend Schedule I to the Operating
Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

         1. Schedule I to the Operating Agreement shall be deleted in its entirety and the Schedule I attached hereto shall be inserted in lieu thereof.

         2. Except as specifically set forth herein, all other provisions of the Operating Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CHARLES SCHWAB & CO., INC.                  FAIRPORT FUNDS (previously named
                                            Roulston Funds), on its own behalf
                                            and on behalf of each Fund listed
                                            on Schedule I hereto
By:
      Fred Potts
      Senior Vice President
      Asset Management Client Services      By:
                                              -------------------------------

Date:                                       Name:
     -------------------------                -------------------------------

                                            Title:
                                              -------------------------------

                                            Date:
                                              -------------------------------




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                                   SCHEDULE I
                           TO THE OPERATING AGREEMENT

Fund Company/ Funds                                        Effective Date
-------------------                                        --------------

Fairport Funds (previously named Roulston Funds) NL
   Fairport Emerging Growth Fund FEE 3; WV; (1)               2/29/00
   Fairport Government Securities Fund FEE 3; WV; (1)        11/19/96
   Fairport Growth 8s Income Fund FEE 3; WV; (1)             11/19/96
   Fairport Growth Fund FEE 3; WV; (1)                       11/19/96
   Fairport International Equity Fund FEE 3; WV; (1)          2/29/00



NL   Indicates  that Fund  Company  is a  "no-load"  or "no sales  charge"  Fund
     Company as defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers Regulation, Inc. ("NASDR"), as amended from time to time ("Rule 2830").

FEE 3 Indicates that Fund is subject to Account Maintenance Fees and the terms thereof as set forth on Schedule II.

WV   Indicates that the quarterly minimum FEE 3 is waived for the Fund.

(1) Indicates that Fund is available only to clients of Fairport Asset Management, L.L.C.